Exhibit 99.1

Emerge Energy Services Announces Second Quarter 2014 Results

Southlake, Texas — August 6, 2014 — Emerge Energy Services LP (“Emerge Energy”) today announced second quarter 2014 financial and operating results.

Highlights

•	Adjusted EBITDA of $30.1 million for the three months ended June 30, 2014.

•	Distributable Cash Flow of $26.6 million for the three months ended June 30, 2014.

•	Cash available for distribution of $27.8 million, or $1.17 per unit, for the three months ended June 30, 2014.

•	Full quarter sales of 1,045,000 tons of sand.

•	Announced capacity additions all on schedule.

Overview

Emerge Energy reported net income of $20.1 million, or $0.83 per diluted unit for the three months ended June 30, 2014.  For that same period, Emerge Energy reported Adjusted EBITDA of $30.1 million and Distributable Cash Flow of $26.6 million.  Net loss and Adjusted EBITDA for the three months ended June 30, 2013, were $(4.1) million and $17.3 million, respectively; net loss for the period from the date of close of our IPO, May 14, 2013, through June 30, 2013, was $(0.31) per unit.  For the six months ended June 30, 2014, Emerge Energy reported net income of $38.6 million, net income of $1.60 per diluted unit and Adjusted EBITDA of $58.1 million. Net income, and Adjusted EBITDA for the six months ended June 30, 2013 were $5.8 million and $34.6 million, respectively. Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that Emerge Energy uses to assess its performance on an ongoing basis.

Previously, Emerge Energy declared a distribution of $1.17 per unit for the second quarter of 2014, which includes $0.05 of distributable cash flow that was reserved in the third quarter of 2013. This total distribution represents a 4% increase over the first quarter 2014 distribution of $1.13 per unit.

“Emerge Energy once again enjoyed a record quarter,” said Ted W. Beneski, Chairman of the Board of Directors of the general partner of Emerge Energy.  “Both our Sand and Fuel segments are well ahead of budget, and we are pleased to update our distribution guidance for 2014 to $4.70-$4.90 per unit, up from our previous guidance of $3.80-$4.00 per unit.”

“We are sold out at our existing facilities, and are pleased to announce the construction of our Arland plant is on schedule for startup in the fourth quarter of this year,” added Rick Shearer, CEO of Emerge Energy.  “Construction at our Thompson Hills mine and wet plant is also proceeding, and we expect that facility to start generating wet feed that should lower our costs later this year as well. We are also pleased to announce that we have purchased substantially all of the assets of MidWest Frac and Sand LLC, which has been a supplier of some of our higher quality wet feed. As we near the finish line on our permitting process with our second new proposed plant, we plan to break ground on that facility in the coming weeks and expect to be shipping sand sometime in the first quarter of 2015.

“Over the past several weeks, we have signed five new multi-year contracts for a total of 1.9 million tons.  We now have 7.4 million tons under long-term contract with a weighted average contract life of 4.4 years. Spot sales to customers remain strong, and we continue to enjoy strong results from Kosse as well. As of the beginning of August, we have 11 transload sites to which we deliver sand across North America, giving us continued ability to serve our customers in our key basins in a timely fashion.

“Our Fuel segment delivered its strongest quarter to date with an Adjusted EBITDA of $9.8 million on the strength of strong volume and continued strong margins. In addition, we are now a shipper on three common carrier pipelines, and hope to use our ability to nominate on Explorer, Colonial and now Plantation to capture additional margin when those pipelines are on allocation.”

Conference Call

Emerge Energy will host its 2014 second quarter results conference call later today, Wednesday, August 6, 2014 at 3 p.m. CDT. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (877) 474-9505 or (857) 244-7558 and entering pass code 21371584. An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website under the Webcasts & Presentations section. A replay will be available by audio webcast and teleconference from 7:00 p.m. CDT on August 6 through 11:59 p.m. CDT on August 13, 2014. The replay teleconference will be available by dialing (888) 286-8010 or (617) 801-6888 and the reservation number 78607530.

Operating Results

The following table summarizes Emerge Energy’s unaudited consolidated operating results for the three and six months ended June 30, 2014 and 2013 (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES	$298,273	$204,929	$572,354	$356,984
OPERATING EXPENSES
Cost of goods sold	261,395	182,760	501,191	314,248
Depreciation, depletion and amortization	5,711	4,922	11,481	8,076
Selling, general and administrative expenses	8,994	6,128	17,469	9,427
IPO transaction-related costs	—	10,922	—	10,922
Total operating expenses	276,100	204,732	530,141	342,673
Operating income	22,173	197	42,213	14,311
OTHER EXPENSE (INCOME)
Interest expense, net	1,943	3,450	3,527	7,663
Loss on extinguishment of debt	—	907	—	907
Other	(32)	(117)	(151)	(159)
Total other expense	1,911	4,240	3,376	8,411
Income (loss) before provision for income taxes	20,262	(4,043)	38,837	5,900
Provision for income taxes	170	95	259	125
NET INCOME (LOSS)	$20,092	$(4,138)	$38,578	$5,775
ADJUSTED EBITDA (a)	$30,137	$17,296	$58,116	$34,594

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

Sand Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES	$77,470	$34,463	$141,804	$66,521
OPERATING EXPENSES
Cost of goods sold	51,860	18,263	90,736	35,439
Depreciation, depletion and amortization	2,688	2,517	5,446	4,957
Selling, general and administrative expenses	2,448	2,075	5,664	4,298
Operating income	$20,474	$11,608	$39,958	$21,827
Adjusted EBITDA (a)	$23,184	$14,125	$45,421	$26,784
Volume of sand sold (tons in thousands):
Barron, Wisconsin facility	522	289	1,012	477
New Auburn, Wisconsin facility	432	309	785	607
Kosse, Texas facility	91	36	130	68
Total volume of sand sold	1,045	634	1,927	1,152

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

For the quarter ended June 30, 2014, Emerge Energy sold 1,045,000 tons of sand, compared to 634,000 tons for the same period in the prior year. The Barron facility sold 522,000 tons, compared to 289,000 tons for the same period in 2013, while the New Auburn facility sold 432,000 tons, compared to 309,000 tons for the same period in 2013.  Sand segment Adjusted EBITDA was $23.2 million for the second quarter 2014, compared to $14.1 million for the same quarter in 2013.  This 64% increase in Adjusted EBITDA was due to the continued ramp up of sales at all of our three facilities and an increase of sales from our transload facilities, offset by increased operating costs as well as costs associated with sales at our transload facilities.

Fuel Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES	$220,803	$170,466	$430,550	$290,463
OPERATING EXPENSES
Cost of goods sold	209,535	164,497	410,455	278,809
Depreciation, depletion and amortization	3,017	2,405	6,022	3,119
Selling, general and administrative expenses	1,507	1,513	2,789	2,589
Operating income	$6,744	$2,051	$11,284	$5,946
Adjusted EBITDA (a)	$9,799	$4,490	$17,381	$9,129
Volume of refined fuels sold (gallons in thousands)	70,514	55,404	138,742	91,426
Volume of terminal throughput (gallons in thousands)	53,094	53,553	106,425	90,663
Volume of transmix refined (gallons in thousands)	28,479	18,073	63,695	24,483
Refined transmix as a percent of total refined fuels sold	40.4%	32.6%	45.9%	26.8%

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income.

For the quarter ended June 30, 2014, Emerge Energy sold 71 million gallons of refined fuel, compared to 55 million gallons for the same period last year, and had additional third-party volume of 53 million gallons pass through its terminals, compared to 54 million gallons for the same period last year.  Emerge Energy refined 28 million gallons of transmix for the three months ended June 30, 2014, compared to 18 million gallons for the same period last year.  The increase in volumes was primarily due to the acquisition of Direct Fuels, whose results are are included in our consolidated financial statements from and as of the date of acquisition on May 14, 2013.  Adjusted EBITDA for Fuel was $9.8 million for the second quarter, compared to $4.5 million for the comparable quarter in 2013.  This increase in Adjusted EBITDA was due, in part, to the acquisition of Direct Fuels, offset slightly by higher bonus accruals.

Capital Expenditures

For the three months ended June 30, 2014, Emerge Energy’s capital expenditures totaled $24.7 million.  This includes approximately $1.4 million of maintenance capital expenditures.

Distributable Cash Flow

For the three months ended June 30, 2014, Emerge Energy generated $26.6 million in Distributable Cash Flow.  Our Board of Directors released the remaining $1.1 million from a reserve established in the third quarter of 2013.  On August 24, 2014, we announced the distribution of $1.17 per unit, which is scheduled to be paid on August 14, 2014 to common unitholders of record on August 6, 2014.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and gas wells.  Emerge Energy also processes transmix, distributes refined motor fuels and biodiesel, operates bulk motor fuel storage terminals, and provides complementary services.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Emerge Energy’s Annual Report on Form 10-K filed with the SEC. The risk factors and other factors noted in the Annual Report could cause actual results to differ materially from those contained in any forward-looking statement.  Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

PRESS CONTACT

Robert Lane
(817) 865-2541

EMERGE ENERGY SERVICES LP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES	$298,273	$204,929	$572,354	$356,984
OPERATING EXPENSES
Cost of goods sold	261,395	182,760	501,191	314,248
Depreciation, depletion and amortization	5,711	4,922	11,481	8,076
Selling, general and administrative expenses	8,994	6,128	17,469	9,427
IPO transaction-related costs	—	10,922	—	10,922
Total operating expenses	276,100	204,732	530,141	342,673
Operating income	22,173	197	42,213	14,311
OTHER EXPENSE (INCOME)
Interest expense, net	1,943	3,450	3,527	7,663
Loss on extinguishment of debt	—	907	—	907
Other	(32)	(117)	(151)	(159)
Total other expense	1,911	4,240	3,376	8,411
Income (loss) before provision for income taxes	20,262	(4,043)	38,837	5,900
Provision for income taxes	170	95	259	125
Net income (loss)	20,092	(4,138)	38,578	5,775
Less Predecessor net income before May 14, 2013	—	3,211	—	13,124
POST-IPO NET INCOME (LOSS)	$20,092	$(7,349)	$38,578	$(7,349)
Earnings (loss) per common unit (basic)	$0.83	$(0.31)	$1.60	$(0.31)
Earnings (loss) per common unit (diluted)	$0.83	$(0.31)	$1.60	$(0.31)
Weighted average number of common units outstanding including participating securities (basic)	24,136,022	24,015,562	24,059,214	24,015,562
Weighted average number of common units outstanding (diluted)	24,144,150	24,015,562	24,066,632	24,015,562

EMERGE ENERGY SERVICES LP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)

	June 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$11,602	$2,167
Restricted cash and equivalents	—	6,188
Trade and other receivables, net	74,691	49,645
Inventories	32,509	41,320
Direct financing lease receivable	364	555
Prepaid expenses and other current assets	7,484	4,515
Total current assets	126,650	104,390
Property, plant and equipment, net	175,396	146,131
Intangible assets, net	35,211	39,415
Goodwill	29,264	29,264
Other assets, net	22,832	3,816
Total assets	$389,353	$323,016
LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$34,030	$36,096
Accrued liabilities	15,495	17,274
Current portion of long-term debt	65	233
Current portion of capital lease liability	3,885	3,469
Total current liabilities	53,475	57,072
Long-term debt, net of current portion	169,964	93,809
Capital lease liability, net of current portion	2,507	—
Asset retirement obligations	1,564	1,414
Total liabilities	227,510	152,295
Commitments and contingencies
Partners’ Equity:
General partner	—	—
Limited partner common units	161,843	170,721
Total partners’ equity	161,843	170,721
Total liabilities and partners’ equity	$389,353	$323,016

Adjusted EBITDA and Distributable Cash Flow

We define Adjusted EBITDA generally as: net income (loss) plus interest expense, income tax expense, depreciation, depletion and amortization expense, non-cash charges and losses that are unusual or non-recurring less interest income, income tax benefits and gains that are unusual or non-recurring. We report Adjusted EBITDA (which as defined includes certain other adjustments, none of which impacted the calculation of Adjusted EBITDA herein) to our lenders under our revolving credit facility in determining our compliance with the interest coverage ratio test and certain senior consolidated indebtedness to Adjusted EBITDA tests thereunder. Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. The following tables (in thousands) reconcile net income (loss) to Adjusted EBITDA.

	Three Months Ended June 30,
	Sand Segment		Fuel Segment		Corporate		Total
	2014	2013	2014	2013	2014	2013	2014	2013
Net income (loss)	$20,474	$11,608	$6,744	$2,051	$(7,126)	$(17,797)	$20,092	$(4,138)
Depreciation, depletion and amortization	2,688	2,517	3,017	2,405	6	—	5,711	4,922
Provision for income taxes	—	—	—	—	170	95	170	95
Interest expense, net	—	—	—	—	1,943	3,450	1,943	3,450
Loss on extinguishment of debt	—	—	—	—	—	907	—	907
Equity-based compensation expense	—	—	—	—	2,193	1,221	2,193	1,221
Provision for doubtful accounts	(7)	—	38	34	—	—	31	34
Accretion of asset retirement obligation	10	—	—	—	—	—	10	—
IPO transaction-related costs	—	—	—	—	—	10,922	—	10,922
Loss (gain) on disposal of equipment	19	—	—	—	—	—	19	—
Other (income) loss	—	—	—	—	(32)	(117)	(32)	(117)
Adjusted EBITDA	$23,184	$14,125	$9,799	$4,490	$(2,846)	$(1,319)	$30,137	$17,296

	Six Months Ended June 30,
	Sand Segment		Fuel Segment		Corporate		Total
	2014	2013	2014	2013	2014	2013	2014	2013
Net income (loss)	$39,958	$21,827	$11,284	$5,946	$(12,664)	$(21,998)	$38,578	$5,775
Depreciation, depletion and amortization	5,446	4,957	6,022	3,119	13	—	11,481	8,076
Provision for income taxes	—	—	—	—	259	125	259	125
Interest expense, net	—	—	—	—	3,527	7,663	3,527	7,663
Loss on extinguishment of debt	—	—	—	—	—	907	—	907
Equity-based compensation expense	—	—	—	—	4,330	1,221	4,330	1,221
Provision for doubtful accounts	(12)	—	75	64	—		63	64
Accretion of asset retirement obligation	10	—	—	—	—	—	10	—
IPO transaction-related costs	—	—	—	—	—	10,922	—	10,922
Loss (gain) on disposal of equipment	19	—	—	—	—	—	19	—
Other (income) loss	—	—	—	—	(151)	(159)	(151)	(159)
Adjusted EBITDA	$45,421	$26,784	$17,381	$9,129	$(4,686)	$(1,319)	$58,116	$34,594

We define Distributable Cash Flow generally as net income plus (i) non-cash net interest expense, (ii) depreciation, depletion and amortization expense, (iii) non-cash charges, and (iv) selected losses that are unusual or non-recurring; less (v) selected principal repayments, (vi) selected gains that are unusual or non-recurring, and (vii) maintenance capital expenditures. In addition, our Board of Directors utilizes reserves for future capital expenditures, compliance with law or debt agreements, and to provide funds for distributions to unitholders in respect to any one or more of the next four quarters. Distributable Cash Flow does not reflect changes in working capital balances. The following table (in thousands) reconciles net income (loss) to Distributable Cash Flow.

Three Months Ended June 30, 2014
Net income	$20,092

Add (less) reconciling items post-IPO:
Add depreciation, depletion and amortization expense	5,711
Add amortization of deferred financing costs	201
Add income taxes accrued	42
Add equity-based compensation expense	2,193
Add provision for doubtful accounts	31
Add loss on fair value of interest rate swaps	633
Add loss on disposal of assets	19
Add accretion of asset retirement obligations	10
Less cash distribution on participating securities	(899)
Other	17
Less maintenance capital expenditures	(1,402)

Distributable cash flow	$26,648
Add partial reserve for planned capital expenditures	1,104
Cash available for distribution	$27,752